Exhibit 99.1

BINAH CAPITAL GROUP REPORTS SECOND QUARTER 2025 RESULTS

- Grew Total Revenue 2% Year-over-Year to $42 Million -

- Assets Under Management (“AuM”) Increased 11% Year-over-Year to $28 Billion -

- Net Loss of $0.7 Million, Comparable to the Prior-Year Period -

- Increased EBITDA* to $1.0 Million from $0.6 Million in the Prior Year -

New York – August 13, 2025 – Binah Capital Group, Inc. (“Binah”, “Binah Capital” or the “Company”) (NASDAQ: BCG; BCGWW), a diversified financial services enterprise that owns and operates a network of industry-leading firms empowering independent financial advisors, across brokerage, advisory, and insurance solutions, today announced results for the quarter ended June 30, 2025.

"We are pleased to report another strong performance this quarter, further demonstrating our advisor-centric platform built to power growth,” stated Craig Gould, Chief Executive Officer of Binah Capital Group. “Our second-quarter results reflect sustained momentum in our business model and disciplined execution of our strategy, with growth in both revenue and EBITDA. As we look ahead, our differentiated business model and strong execution capabilities position us well to capture the growth opportunities in front of us and create long-term shareholder value.”

Second Quarter 2025 Key Highlights

▪	Total advisory and brokerage assets in the second quarter grew 11% year-over-year to $28 billion.

▪	Total revenue increased 2% year-over-year to $42 million.

▪	Gross profit grew 21% to $8.8 million, compared to $7.3 million in the prior-year period.

▪	Total operating expenses were $42 million, consistent with the prior-year period.

▪	GAAP net loss of $0.7 million, comparable to the prior-year period.

▪	EBITDA* increased to $1.0 million, compared to an EBITDA of $0.6 million in the prior year period.

 * Non-GAAP Financial Measures. EBITDA is a non-GAAP financial measure defined as net income (loss) adjusted for depreciation expense, amortization expense, interest expense, and income tax. See the section captioned “Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures, as required by Regulation G.

Liquidity and Capital

The Company had cash and cash equivalents of $8.2 million and outstanding long-term debt, net of unamortized issuance costs of $18.6 million as of June 30, 2025.

* See "Non-GAAP Financial Measures” below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.

About Binah Capital Group

Binah Capital Group (“Binah Capital”, “Binah” or the “Company,” is a financial services enterprise that owns and operates a network of industry-leading firms that empower independent financial advisors. As a national broker-dealer aggregator, Binah specializes in delivering value through its innovative hybrid-friendly model, making it an optimal platform for RIAs navigating today’s complex financial landscape. Binah’s portfolio companies are built to help advisors run, manage, and execute commission-based business seamlessly while providing best in class resources to support their advisory practice. We don’t just offer tools—we cultivate partnerships. Binah Capital Group stands alongside RIAs as a trusted ally, delivering the structure, flexibility, and cutting-edge solutions they need to succeed in an increasingly competitive marketplace.

For more, please visit: www.binahcap.com

Contact:

Binah Capital Investor Relations

ir@binahcap.com

Binah Capital Public Relations

media@binahcap.com

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure, defined as net income (loss) adjusted for depreciation expense, amortization, interest expense and income tax. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company’s financial performance under GAAP or liquidity and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. The principal limitations of EBITDA are that it excludes certain expenses that are required by U.S. GAAP to be recorded in our consolidated financial statements. In addition, EBITDA is subject to inherent limitations as these metrics reflect the exercise of judgment by management about which expenses are excluded or included in determining EBITDA. A reconciliation of EBITDA to Net income, the most directly comparable GAAP measure, appears below.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be subject to the "safe harbor" created by those sections and other applicable laws. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Binah. Forward-looking statements include, but are not limited to statements regarding: Binah’s financial and operational outlook; Binah’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Binah’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” ”intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

While Binah believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: our ability to comply with supervisory and regulatory compliance obligations, the risk we may be held liable for misconduct by our advisors; poor performance of our investment products and services; our ability to effectively maintain and enhance our brand and reputation; our ability to expand and retain our customer base; our future capital requirements and sources and uses of cash; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, devaluation and significant political or civil disturbances in international markets; and the effectiveness of Binah’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Binah with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Binah cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Binah assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Binah does not give any assurance that it will achieve its expectations.

Binah Capital Group Consolidated Balance Sheet

BINAH CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

JUNE 30, 2025 AND DECEMBER 31, 2024

(in thousands, except per share amounts)

	Unaudited
	June 30, 2025	December 31, 2024
ASSETS
Assets:
Cash, cash equivalents and restricted cash	$8,170	$8,486
Receivables, net:
Commission receivable	9,607	9,198
Due from clearing broker	938	873
Other	1,101	938
Property and equipment, net	454	599
Right of use assets	3,417	3,730
Intangible assets, net	846	1,021
Goodwill	39,839	39,839
Other assets	3,419	1,993

Total Assets	$67,791	$66,677

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable, accrued expenses and other liabilities	$12,234	$10,208
Commissions payable	11,709	11,468
Operating lease liabilities	3,528	3,820
Notes payable, net of unamortized debt issuance costs of $665 and $739 as of June 30, 2025 and December 31, 2024, respectively	18,620	19,561
Promissory notes-affiliates	5,313	5,442

Total Liabilities	51,404	50,499

Mezzanine Equity:
Redeemable Series A Convertible Preferred Stock, par value $0.0001, 2,000,000 shares authorized, 1,590,000 and 1,555,000 shares outstanding at June 30, 2025 and December 31, 2024	15,300	14,947
Stockholders’ Equity and Members’ Equity:
Series B Convertible Preferred Stock, par value $0.0001, 500,000 shares authorized, 150,000 shares outstanding at June 30, 2025 and December 31, 2024	1,500	1,500
Common stock, $0.0001 par value, 55,000,000 authorized, 16,602,460 issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Additional paid-in-capital	22,613	22,984
Accumulated deficit	(22,874)	(23,253)
Accumulated other comprehensive loss	(152)	—
Total Stockholders’ Equity and Mezzanine Equity	16,387	16,178

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$67,791	$66,677

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Binah Capital Group Consolidated Statement of Operations

BINAH CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2025 AND 2024

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenues:
Revenue from Contracts with Customers:
Commissions	33,998	33,663	$75,137	$68,057
Advisory fees	6,627	6,320	13,542	12,004
Total Revenue from Contracts with Customers	40,625	39,983	88,679	80,061
Interest and other income	872	665	1,752	2,034

Total revenues	41,497	40,648	90,431	82,095

Expenses:
Commissions and fees	32,740	33,352	73,038	67,007
Employee compensation and benefits	4,926	3,594	9,277	7,051
Rent and occupancy	286	290	571	585
Professional fees	713	602	1,249	4,939
Technology fees	690	480	1,443	842
Interest	543	795	1,109	1,857
Depreciation and amortization	183	293	370	594
Other	1,977	1,765	2,480	1,187

Total expenses	42,058	41,171	89,537	84,062

Income (loss) before provision for income taxes	(561)	(523)	894	(1,967)

Provision for income taxes	93	213	516	352

Net income (loss)	$(654)	$(736)	$378	$(2,319)

Net income attributable to Legacy Wentworth Management Services LLC members	—	—	—	730

Net income (loss) attributable to Binah Capital Group, Inc.	$(654)	$(736)	378	(3,049)

Net income (loss) per share basic and diluted	$(0.04)	$(0.04)	$0.02	$(0.18)

Weighted average shares: basic and diluted	16,602	16,573	16,602	16,573

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Binah Capital Group Reconciliation of GAAP Net Income to EBITDA

EBITDA is non-GAAP financial measure. EBITDA is defined as net income plus interest expense, provision for income taxes, and depreciation and amortization. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company’s financial performance under GAAP or liquidity and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP.

Below is a reconciliation of net income to EBITDA for the periods presented (in millions):

	For the three months ended		For the six months ended June 30,
EBITDA Reconciliation	2025	2024	2025	2024
Net income (loss)	(0.7)	(0.7)	0.4	(2.3)
Interest expense	0.5	0.8	1.1	1.9
Share-based compensation	0.8	-	0.8	-
Provision for income taxes	0.1	0.2	0.5	0.4
Depreciation and amortization	0.2	0.3	0.4	0.6
EBITDA	$1.0	$0.6	$3.2	$0.5